UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2011, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc., or the Company, awarded Jeremy B. Ford, the Company’s President and Chief Executive Officer, and Corey G. Prestidge, the Company’s General Counsel and Secretary, stock options to purchase 500,000 shares and 100,000 shares, respectively, of Company common stock.  These stock options have an exercise price of $7.70 per share, vest in five equal installments on each of November 2, 2011, 2012, 2013, 2014 and 2015 and expire on November 2, 2016.  The description of these stock options is qualified by reference to the Form of 2003 Equity Incentive Plan Non-Qualified Stock Option Agreement, a copy of which is filed as Exhibit 10.2.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: November 8, 2011	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	General Counsel & Secretary